EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Registration Statement on Form S-8 relating to the 2007 Incentive Plan of Nova Measuring Instruments Ltd. of our report dated February 28, 2007 relating to the consolidated financial statements of Nova Measuring Instruments Ltd. appearing in its Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ BRIGHTMAN ALMAGOR & CO. BRIGHTMAN ALMAGOR & CO. Certified Public Accountants (Israel) A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
November 5, 2007